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                                                                   EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of March 1, 2000, between ROMAC INTERNATIONAL, INC., a Florida corporation (the "Employer"), and LAWRENCE STANCZAK, a resident of Florida (the "Executive").


                                   BACKGROUND

         The Employer desires to continue to obtain the benefit of services by the Executive, and the Executive desires to continue to render services to the Employer.

         The Compensation Committee of the Board of Directors of the Employer has determined that it is in the Employer's best interest and that of its shareholders to recognize the substantial contribution that the Executive has made and is expected to make in the future to the Employer's business and to continue to retain his services in the future.

         The Employer and the Executive desire to set forth in this Agreement the terms and conditions of the Executive's employment with the Employer. Accordingly, in consideration of the mutual covenants and representations contained set forth below, the Employer and the Executive agree as follows:


                                     TERMS

         1.       EMPLOYMENT.


                  The Executive agrees to accept employment with the Employer and one or more of the Employer's subsidiary corporations to render the services specified in this Agreement upon the terms and conditions and for the compensation provided in this Agreement. All compensation paid to the Executive by the Employer or any subsidiary of the Employer, and all benefits and perquisites received by the Executive from the Employer or any of its subsidiaries, will be aggregated in determining whether the Executive has received the compensation and benefits provided for in this Agreement.

         18.      TERM OF EMPLOYMENT.

                  (a) End of Term. The term of the employment of the Executive under this Agreement will be for the period commencing on the date of this Agreement and ending on the earliest of:

                           (i)      two years after notice of termination is
given by the Employer to the Executive;

                           (ii)     the date of termination of the Executive's
employment by the Executive at his election and without "Good Reason" (as defined in Section 9 of this Agreement);

                           (iii)    the date of termination of the Executive's
employment by the Employer for "Cause" (as defined in Section 8 of this Agreement) or by the Employer without Cause in accordance with Section 9 or by the Executive for Good Reason pursuant to Section 9;

                           (iv)     the date of the Executive's death; or

                           (v)      the Disability Effective Date (as such term
is defined in Section 5 of this Agreement) following the Executive's Disability (as such term is defined in Section 5 of this Agreement).


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It is understood that at each and every moment of time the remaining term of employment hereunder shall be two years, unless earlier terminated in accordance with the provisions of this Section 2.

                  (b) Date of Termination. As used in this Agreement the term "Date of Termination" means (i) if the Executive's employment is terminated by the Employer pursuant to clause (i) of Section 2(a) above, the date that is two years after the date of the Executive's receipt of the notice of termination or any later date specified in such notice, as the case may be,
(ii) if the Executive terminates his employment at his election and without Good Reason pursuant to clause (ii) of Section 2(a), the date of the Employer's receipt of the notice of termination from the Executive or any later date specified in such notice, as the case may be, (iii) if the Executive's employment is terminated by the Employer for Cause or by the Employer without Cause pursuant to Section 9 of this Agreement, or by the Executive for Good Reason, fifteen days after the date of receipt of the notice of termination by the Executive or the Employer, respectively, or any later date specified in such notice, as the case may be, (iv) if the Executive's employment terminates by reason of the Executive's voluntary retirement, the date that such retirement becomes effective in accordance with the Employer's plans and policies; and (v) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date (as that term is defined in Section 5 of this Agreement).

         19.      SERVICES TO BE RENDERED; EXCLUSIVITY.

                  (a) Service. During the term of the Executive's employment under this Agreement, the Executive shall perform the duties of Senior Vice President of Operations of the Employer, or any reasonably comparable duties that may be assigned to the Executive from time to time.

                  (b) Full Time Efforts. During the term of this Agreement and excluding any periods of vacation, family or sick leave or holidays to which the Executive is entitled, the Executive shall devote his full business time and energy to the business, affairs and interests of the Employer and its subsidiaries, and matters related thereto, and shall use his reasonable commercial efforts and ability to promote the interests of the Employer and its subsidiaries. The Executive agrees that he will diligently endeavor to promote the business, affairs and interests of the Employer and its subsidiaries and perform services contemplated hereby in accordance with the policies established by the Board of Directors of the Employer (the "Board") and more senior officers of the Employer from time to time. The Executive shall serve without additional remuneration in such senior Executive capacities for one or more direct or indirect subsidiaries of the Employer as the Employer may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law and indemnification on the same terms as the Executive is indemnified by the Employer. The failure of the Executive to discharge an order or perform a function because the Executive reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by him of his obligations or duties under this Agreement and shall not entitle the Employer to terminate this Agreement pursuant to any of its provisions.

                  (c) Certain Permissible Activities. The Executive may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Employer or any of its subsidiaries but only if such service is expressly approved by the Employer in writing. The Executive may (i) make and manage personal business investments of his choice, (ii) teach at educational institutions and deliver lectures, and (iii) serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, in each such case without seeking or obtaining approval by the Employer so long as such activities and service do not materially interfere or conflict with the performance of his duties under this Agreement. It is agreed that to the extent that the Employer shall have approved any service of the Executive pursuant to the first sentence of this Section 3(c) prior to a Change in Control Date (as defined in Section 10 below), or to the extent that the Executive may have engaged in activities pursuant to the second sentence of this Section 3(c) prior to such Change in Control Date, the continued conduct of such activities or the conduct of activities similar in nature and scope thereto during the two years subsequent to such Change in Control Date shall be permissible and not in violation of any provisions of this



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Agreement and the previously obtained Employer approval may not be revoked or limited in any material respect during the two years following such Change in Control Date.

         20.      COMPENSATION AND BENEFITS.

                  (a) Base Salary. The Employer agrees that the Executive will be paid for his services under this Agreement a salary at the annual rate of at least $225,000, payable in periodic installments in accordance with the Employer's normal salary payment dates for the Executive. Such salary as in effect from time to time is referred to in this Agreement as the Executive's "Base Salary."

                  (b) Additional Benefits. The Executive shall also be entitled during the term of this Agreement to all rights and benefits for which he is otherwise eligible under any bonus plan, stock option plan, stock purchase plan, participation or extra compensation plan, supplemental Executive retirement plan, deferred compensation plan, profit-sharing plan, life, medical and dental insurance policy, director and officer liability insurance plan or indemnification program, vacation, sick leave, family leave and holiday program or plan, or plans that confer the use of automobiles or condominiums (and pay the related expenses thereof) or that pay for club membership fees or tax or financial counseling or other plans or benefits, in any such case, which the Employer or any of its subsidiaries (i) may provide for the Executive or (ii) provided the Executive is eligible to participate therein, may provide generally to officers of the Employer (collectively, "Additional Benefits"). This Agreement shall not affect adversely (from the perspective of the Executive) the provisions of any other compensation, retirement or other benefit program or plan of the Employer or any of its subsidiaries and shall not be considered to be a guarantee that the Executive will receive any awards or other benefits under any plans, policies or arrangements which are performance-related. Moreover, Executive's participation in any such plan shall be subject to the provisions of applicable law, including the Executive Retirement Income Security Act of 1974, as amended.

                  (c) Individual Benefits. The Employer shall provide to the Executive: (i) a cellular telephone, (ii) an annual medical examination at a wellness center or another comparable facility acceptable to the Executive,
(iii) a laptop computer, and (iv) reasonable estate planning services with estate planners of the Executive's choice.

                  (d) Expense Reimbursement. The Employer agrees to reimburse the Executive in full for all such reasonable and necessary business, entertainment and travel expenses incurred or expended by him in connection with the performance of his duties under this Agreement; provided the Executive submits to the Employer vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Employer and such expenses are in accordance with any applicable corporate policy.

                  (e) Limitations on Reductions. The Employer shall have the right to reduce one or more Additional Benefits but only in conjunction with a corollary reduction of such benefits applicable to all of the Employer's officers. Any increase in the Executive's Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

         21.      TERMINATION UPON DISABILITY.

                  (a) Continuation of Benefits upon Disability. If the Executive becomes totally and permanently unable to perform his duties because of any Disability (as defined below) during the term of his employment under this Agreement, the Executive's full-time employment under this Agreement shall terminate effective on the thirtieth day after the Executive's receipt of written notice of termination from the Employer (such thirtieth day being referred to in this Agreement as the "Disability Effective Date"). In addition to the payments specified in Section 6 below, in the event of termination of the Executive's employment pursuant to this Section 5, the Employer shall continue to pay or provide the Executive the following:


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                           (i)      until the earliest to occur of the
Executive's death, the Executive's 65th birthday, two years after the Disability Effective Date or the date of the Executive's return to full-time employment hereunder pursuant to Section 5(f) (such earliest day being referred to herein as the "Disability Termination of Benefits Date") the Base Salary, medical, dental and other insurance and welfare type Additional Benefits in which the Executive was participating immediately prior to the Disability Effective Date (including, without limitation, medical, dental, life and disability insurance), each such benefit to be continued in a manner no less favorable to the Executive than the benefit to which he was entitled immediately prior to the Disability Effective Date; provided, however, if the Executive's death occurs during the two years after the Disability Effective Date, the Employer shall continue to pay the Base Salary and to pay or provide medical, dental and other insurance and welfare type benefits, on the basis described in this clause (i), to the Executive's family members who were covered for such benefits immediately prior to the Executive's death for the balance of such two year period;

                           (ii)     until the Disability Effective Date, a
continuation of vesting of all unvested stock options granted by the Employer to the Executive, such vesting to occur in accordance with the terms of each such grant as in effect on the Disability Effective Date and upon the assumption that no termination of employment had occurred; provided, however, if the Executive's death occurs during the two years immediately after the Disability Effective Date or if a Change in Control occurs prior to the Disability Effective Date, such vesting shall include any vesting which would occur upon the Executive's death or a Change in Control during employment with the Employer; and provided, further, that, if and to the extent further vesting is prohibited by the terms of any one or more of such grants or otherwise, the Executive shall be entitled to in-lieu cash payments from the Employer on each date (each a "Vesting Date") when vesting would have occurred absent such prohibition, but in no event beyond two years following the Disability Effective Date, equal to the spread on such Vesting Date between the exercise price and fair market value of stock subject to stock options that would have otherwise vested on such Vesting Date; and provided, further, that if, after the Disability Effective Date, it is or becomes impossible on any date to continue to calculate any future in-lieu cash payments based on such continuation of vesting, the Executive shall thereupon be entitled immediately to the additional vesting which would normally have occurred during such two year period following the Disability Effective Date with respect to the affected type of in-lieu cash payments described above and shall be entitled immediately to receive payment of the amount specified for such type of in-lieu cash payments based on such additional vesting as of such date; and

                           (iii)    until the Disability Termination of
Benefits Date, if the Executive is a participant in such plans on the Executive's Disability Effective Date, a continuation of crediting of additional years of cumulative service (for all purposes, including for purposes of accrual and vesting of benefits) under any Executive Retirement Plan, Deferred Compensation Plan and/or Senior Supplemental Executive Retirement Plan (collectively, the "SERP") in accordance with the terms of the SERP and upon the assumption that no termination of employment had occurred; provided, however, that if the Disability Termination of Benefits Date occurs due to the Executive's death during the two years immediately after the Disability Effective Date or if a Change in Control occurs prior to the Disability Termination of Benefits Date, such continuation shall include any further accrual and vesting which would occur upon the Executive's death or a Change in Control during employment with the Employer; and

                  (b) Offset. The obligations of the Employer to make payments under this Agreement to the Executive, pursuant to this Section 5, following his Disability shall be reduced prospectively to the extent that the Executive receives payment of amounts under any salary continuation or similar feature contained in any disability insurance policy covering the Executive or under any salary continuation or similar feature under Social Security or any similar federal, state or local program. In addition, any medical, dental and other insurance and welfare type Additional Benefits to be provided by the Employer pursuant to clause (i) of Section 5(a) shall be secondary to any similar benefits provided by Social Security, Medicare, any private insurance maintained by or covering the Executive or any other similar plan or program covering the Executive. The Executive shall provide to the Employer upon written request from time to time a certification as to the types and amounts of the benefits referred to in the first two sentences of this Section 5(b) received by the Executive or to which he is entitled.


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                  (c)      Substitution of Benefits. If the Executive's
full-time services are terminated due to his Disability and the Executive is entitled under the terms of this Agreement to, but is no longer eligible under the relevant plan for, Additional Benefits because of such termination, the Executive (or in the event of his death prior to the date that is two years after the Disability Effective Date, his designated Beneficiaries (as defined in Section 7 below)) shall be entitled to, and the Employer shall provide, to the extent required by in this Agreement, benefits substantially equivalent to such Additional Benefits to which the Executive was entitled immediately prior to his Disability and shall do so for the period during which he remains entitled to receive such Additional Benefits as provided in this Section 5. With respect to the continuation of such benefits, the Executive or his Beneficiaries (as such term is defined in Section 7) shall also be paid by the Employer an amount which, after federal, state, local or other income or other taxes on such amount, shall reimburse the Executive (or his Beneficiaries) for any additional tax liabilities incurred by the Executive (or any such Beneficiary) by reason of the receipt of such benefits after the termination of, rather than during the term of, his employment under this Agreement.

                  (d) Partial Disability. In the event of a partial Disability of the Executive, it is understood that the Executive will provide such part-time services as may be consistent with the nature and extent of such Disability and his position, duties, responsibilities and status specified in
Section 3(a) of this Agreement, the Employer shall not be entitled to terminate the Executive's employment under this Agreement as a result of such partial Disability (provided that despite such partial disability, the Executive is able to substantially perform most of his duties), and the terms and conditions of this Agreement shall remain in full force and effect after such partial Disability.

                  (e) Definition of Disability. As used in this Agreement, the term "Disability" means the failure of the Executive to render for six consecutive calendar months, or for shorter periods aggregating one hundred eighty or more business days in any twelve month period, the services contemplated by this Agreement which a physician selected by the Employer or its insurers (and reasonably acceptable to the Executive or the Executive's legal representative) determines is due to mental or physical illness or injury.

                  (f) Return from Disability. If and to the extent the Executive recovers from any such Disability, he will resume his duties and responsibilities hereunder partially or fully to the extent of his recovery, and the term of the Executive's employment under this Agreement shall be reinstated as if the Executive's employment had not been terminated pursuant to
Section 5(a) of this Agreement.

         22.      DEATH OF THE EXECUTIVE.

                  (a) Vesting of Options. If the Executive dies while an employee of the Employer or while receiving any payments on account of a Disability as set forth in Section 5 above and during the term of this Agreement, all stock options standing in the name of the Executive shall immediately fully vest and must be exercised within 90 days of the date of the Executive's death by the appropriate beneficiary.

                  (b) Continuation of Base Salary and Benefits. If the Executive dies while an employee of the Employer and during the term of this Agreement, the Employer shall continue to pay the Base Salary and to pay or provide medical, dental and other insurance and welfare type benefits, on the basis described in Section 5(a)(i), to the Executive's family members who were covered for such benefits immediately prior to the Executive's death, for a period of two years following his death.

         23.      PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT FOR ANY
REASON.

                  On the Date of Termination of the Executive's employment under this Agreement for any reason whatsoever, the Executive's Base Salary will cease thereafter to accrue except as specifically provided in Sections 5 or 9 and the Executive (or in the event of his death, his designated beneficiaries, his personal representative, or the executor or administrator of his estate (his "Beneficiaries")) will be entitled to such rights and benefits under the Employer's compensation and



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benefit plans, policies and arrangements in which the Executive is then a participant as may be provided for under such plans, policies and arrangements (which shall not be modified adversely to the Executive or his Beneficiaries after his Date of Termination). In addition, the Employer shall:

                  (a) pay and deliver to the Executive (or, in the event of his death, to his Beneficiaries) not later than ten days after his Date of Termination or such later date as the Executive or such Beneficiaries may request in writing, all amounts of money and all stock or other property owed to him by the Employer as of the Date of Termination, including but not limited to his accrued Base Salary, any amounts payable in lieu of accrued vacation, amounts payable to him under any expense reimbursement plans or policies for expenses incurred through the Date of Termination, the amount of any bonus due under any incentive plan to the Executive for any bonus period or performance measurement cycle of the Employer that ended prior to the Date of Termination which remained unpaid on the Date of Termination and any compensation previously deferred by the Executive and any accrued interest on earnings on such deferred compensation to the extent not previously paid to the Executive;

                  (b) cause the trustee of any trusteed plan of the Employer to pay and deliver, and the Employer shall pay and deliver under any similar non-trusteed plan of the Employer, to the Executive (or, in the event of his death, to his Beneficiaries), at the earliest practicable date after payments become due under such plan, all money, stock and other property which such plans require to be paid or delivered or are otherwise payable or deliverable to him after the termination of his employment;

                  (c) continue to insure the Executive (or, in the event of his death, his Beneficiaries) with respect to his activities as a director, officer or Executive of the Employer or any of its subsidiaries, for a period of three years after such Date of Termination, under such policies of director and officer liability insurance as Employer shall provide for its senior officers generally; provided, however, that if a Change in Control shall have occurred prior to such Date of Termination or shall thereafter occur, such policies of insurance shall be no less favorable to the Executive than such policies as may have been in effect for the Executive at any time during the one hundred twenty day period immediately preceding the Change in Control Date; and

                  (d) continue to honor such rights to indemnification as the Executive (or, in the event of his death, his Beneficiaries) may be entitled pursuant to any plan of indemnification or indemnification agreement in effect at the Date of Termination.

                  (e) The Executive immediately waives any right or entitlement to the payments and benefits described in Section 7(a) - (d) in the event that the Executive breaches any term or provision of this Agreement or the Noncompetition Agreement and in the event of such breach the Executive will pay to the Employer an amount equal to any portion of the Severance Payment paid to the Executive prior to the Executive's breach, in addition to any damages the Employer may be able to recover.

         24.      TERMINATION OF EMPLOYMENT BY EMPLOYER FOR CAUSE.

                  (a) Definition of Cause. The Employer may terminate the Executive's employment under this Agreement if the termination is for Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Executive's employment under this Agreement if, and only if, any of the following shall occur:

                           (i)      The Executive's conviction by a court of
competent jurisdiction or entry of a guilty plea or a plea of nolo contendere for an act on the Executive's part constituting any felony; or

                           (ii)     a willful breach by the Executive of any
provisions of this Agreement if such breach results in demonstrably material injury to the Employer.


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                  (b)      Procedural Requirements. The Executive's employment
under this Agreement shall not be subject to termination for Cause without: (i) reasonable notice to the Executive setting forth the reasons for Employer's intention to terminate and specifying the particulars thereof in detail, and
(ii) an opportunity for the Executive to cure any such breach, if possible, within thirty days after receipt of such notice.

         25. TERMINATION OF EMPLOYMENT BY THE EXECUTIVE FOR GOOD REASON OR BY EMPLOYER WITHOUT CAUSE.

                  (a) Definition of Good Reason. The Executive may terminate his employment under this Agreement and all of his obligations under this Agreement to the Employer accruing after the date of such termination (other than his obligations under Section 11, 12, 13, 18, and 26), if the termination is for "Good Reason," which for purposes of this Agreement is defined as:

                           (i)      failure by the Employer to perform any of
its obligations hereunder (including, but not limited to, Employer's obligations under Sections 3 and 4) other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Employer within 30 days after receipt of notice thereof given by the Executive; or

                           (ii)     the diminution of the Executive's salary
and or a material diminution of the Executive's benefits, except in connection with the termination of the Executive's employment for permanent disability, Cause, as a result of the Executive's death or termination by the Executive other than for Good Reason;

                           (iii)    any failure by the Employer to obtain the
assumption of this Agreement by any successor or assignee of the Employer;

                           (iv)     any attempt by the Employer to terminate
the Executive for Cause which does not result in a valid termination for Cause.

Any such termination will be effective upon thirty days' prior written notice from the Executive to the Employer.

                  (f) Employer's Termination Without Cause. The Employer may terminate the Executive's employment under this Agreement without Cause (as defined above) by written notice to the Executive. Any such termination shall become effective upon fifteen days, prior written notice from the Employer to the Executive.

                  (g) Compensation and Benefits Upon Section 9 Termination. In addition to the payments specified in Section 7 of this Agreement, in the event of termination of the Executive's employment pursuant to this Section 9, the Employer shall continue to pay or provide to the Executive the following:

                           (i)      Salary through Date of Termination at the
rate in effect just prior to the time a Notice of Termination is given plus any benefits and awards (including both cash and stock components) which pursuant to the terms of any Plans have been earned and otherwise payable, but which have not been paid;

                           (ii)     As severance pay, and in lieu of any
further salary for any period subsequent to the Date of Termination, an amount in cash equal to one times the sum of the annual Base Salary on the Date of Termination plus the average of the Executive's last two years bonuses (the "Severance Payment"). For the purposes of the definition of "Severance Payment" the Company shall compute the average of the Executive's last two years' bonuses by including the greater of (A) the bonus, if any, already earned by the Executive at the time of termination related to the calendar year of the termination or (B) the bonus, if any, earned in the second full calendar year preceding the termination of the Executive (e.g., if the Executive is terminated on August 1, 2001 (and this Section 9 is applicable), the

Company shall include in the bonus calculation the greater of (A) the bonus, if any, earned by the Executive through August 1, 2001, or (B) the bonus, if any, earned by the Executive in calendar year 1999). Additionally, also for the purpose of the definition of "Severance Payment," in the event the Executive participated in a Company program which replaces an annual cash bonus with a grant of stock or stock options during any relevant year (a "Company Program"), then the Company shall compute the average of the Executive's last two years' bonuses by (i) in the case of a Company Program consisting of a stock grant by including the amount reported by the Company to the Internal Revenue Service relating to such stock grant for the relevant year and (ii) in the case of a Company Program consisting of a stock option grant the greater of (A) the imputed present value of such options at the time of the grant or (B) the difference between the fair market value of the underlying stock on the date of the termination (which shall be calculated on the basis of the closing price per share on the principal trading market where the Company's common stock is traded) and the exercise price of such options (such greater amount shall be referred to as the "Option Value"). For example, if the Executive is terminated on October 1, 2003 (and this Section 9 is applicable) and the Executive received a bonus consisting of stock with a value reported to the Internal Revenue Service of $400,000 in 2002, and a bonus consisting of options with an Option Value of $425,000 in 2001, then the average bonus for calculating the Severance Payment will be $412,500. For the purposes of this Agreement, unless the relevant Company Program specifies otherwise, if the Executive resigns for Good Reason or is terminated without Cause, he shall be deemed vested in whatever stock or stock options he had earned as part of the relevant Company Program (if any) through the date of termination.

                           (iii)    The Executive will have 90 days subsequent
to the Date of Termination to exercise all stock options and restricted stock awards that have been granted and were vested at Date of Termination; and

                           (iv)     All salary and benefits shall cease at the
time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Executive. The Executive immediately waives any right or entitlement to the Severance Payment in the event that the Executive breaches any term or provision of this Agreement or the Noncompetition Agreement and in the event of such breach the Executive will pay to the Employer an amount equal to any portion of the Severance Payment paid to the Executive prior the Executive's breach, in addition to any damages the Employer may be able to recover. The Employer shall not have any additional liability or obligation hereunder by reason of such termination.

         12.      CHANGE IN CONTROL.

                  (a) Effectiveness of Section. If at any time during the term of the Executive's employment by the Employer pursuant to this Agreement, a Change in Control of the Employer (as defined below) shall occur, the provisions of this Section 10 shall become effective without any limitation on any other rights the Executive may have under this Agreement. Sections (c) and
(d) of this Section 10 shall become ineffective with respect to such Change in Control on the first anniversary of the date on which such Change in Control occurs (the "Change in Control Date") unless the Executive's employment has theretofore been terminated for any reason; provided, however, that if another Change in Control occurs after such first anniversary, Sections 10(c) and (d) shall become effective once again with respect to such subsequent Change in Control. If the Executive's employment so terminates prior to such first anniversary, the provisions of Sections 10(c) and (d) shall survive so long as the Executive or his Beneficiaries are entitled to any benefits under this Agreement.

                  (b) Definition of Change in Control. For the purpose of this Agreement, a "Change in Control" shall mean:

                           (i)      the acquisition by any individual, entity
or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning o Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of the Employer (the "Outstanding Employer Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (u) any acquisition directly from the Employer, (w) any acquisition by the Employer,
(x) any acquisition by any Executive benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer,
(y) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this Section 10(b), or (z) any acquisition by David L. Dunkel or his family members; or

                           (viii)   individuals who, as of the date of this
Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (ix)     consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Employer (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Employer Common Stock and Outstanding Employer Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any Executive benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                            (x)     approval by the shareholders of the
Employer of a complete liquidation or dissolution of the Employer.

                  (e) Certain Restrictions Following Change in Control. If a Change in Control of the Employer occurs, then the following provisions shall apply:

                           (vii)    the Employer shall not be entitled to
reduce, terminate or adversely (from the Executive's point of view) affect, pursuant to Section 4(b), any Additional Benefits which are described in
Section 4(b) to which the Executive shall thereafter be entitled even in connection with a reduction in such benefits applicable to all of the Employer's officers who are of a similar class and station as those of the Executive. If the continuation of any benefit provided to the Executive violates any law or statute the Employer shall pay to the Executive the cash equivalent of any benefit lost by the Executive;

                           (viii)   the Employer shall not be entitled to
reduce, terminate, or adversely (from the Executive's point of view) affect the Executive's reimbursement of cell phone expenses, or annual medical examination benefit, as described in Section 4(c) and must maintain these benefits as currently enjoyed by the Executive immediately prior to any Change in Control; and

                           (ix)     all stock options, restricted stock awards,
SERP and similar grants theretofore or thereafter made which are unvested shall immediately vest effective as of the Change in Control Date.

                  (f) Provisions Applicable to Termination of Employment. If a Change in Control shall occur and the Executive's employment is thereafter terminated at any time prior to the first anniversary of the Change in Control Date by the Employer other than for Cause or by the Executive for Good Reason, then the Executive shall be entitled to receive the following:

                           (ix)     the Executive shall be entitled to all
payments and benefits provided in Section 7;

                           (x)      the payments required by the provisions of
clause (i) of Section 9(c) shall be paid to the Executive in a lump sum in cash within ten days after the Date of Termination (or such later date as the Executive may elect);

                           (xi)     the Executive shall receive as severance
pay, and in lieu of any further salary subsequent to the Date of Termination and any Severance Payment referenced in Section (c)(ii) above, an amount in cash equal to two times the sum of the annual Base Salary on the Date of Termination and all benefits enjoyed by the Executive on the Date of Termination shall continue for a period of two years and 364 days after the Date of Termination. In addition, the Executive will receive the average of the last three years bonuses, which shall be calculated as contemplated by Section 9(c)(ii) above. The severance sum shall be paid to the Executive within 30 days of the Date of Termination. If the continuation of any benefit provided to the Executive violates any law or statute the Employer shall pay to the Executive the cash equivalent of any benefit lost by the Executive; and

                           (xii)    the Employer shall, at its sole expense as
incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in his sole reasonable discretion.

         46. LIMITATION ON PAYMENTS. Notwithstanding anything in this Agreement to the contrary, in the case of a Change in Control of the Employer, in no event shall the Executive be entitled to receive any amount which would result in the imposition of tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar state tax (collectively, "Excise Tax"). In such a case, any payment due to the Executive shall automatically be reduced to the maximum amount that may be received by the Executive that will not trigger any Excise Tax.

         47.      PROPERTY.

                  (a) All right, title and interest in and to Intellectual Property (as defined below) shall be and remain the sole and exclusive property of the Employer. During the term of this Agreement, the Executive shall not remove from the Employer's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing proprietary information, or other materials or property of any kind belonging to the Employer unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Executive shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties. Upon the termination of the Executive's employment with the Employer, he shall leave with or return to the Employer all originals and copies of the foregoing then in his possession, whether prepared by the Executive or by others.

                  (b) The Executive agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by the Executive: (i) at any time and at any place while the Executive is employed by the Employer and which, in the case of any or all of the foregoing, are related to and used in connection with the business of the Employer; (ii) as a result of tasks assigned to the Executive by the Employer; or (iii) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Employer (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Employer. The Executive shall promptly disclose to the Employer all Intellectual Property, and the Executive shall have no claim for additional compensation for the Intellectual Property.

                  (c) The Executive acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Executive may retain an interest in any Intellectual Property that is not copyrightable, the Executive hereby irrevocably assigns and transfers to the Employer any and all right, title, or interest that the Executive may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Employer shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                  (d) The Executive further agrees to reveal promptly all information relating to the Intellectual Property to appropriate officers of the Employer and to cooperate with the Employer and execute such documents as may be necessary or appropriate (i) in the event that the Employer desires to seek copyright, patent or trademark protection, or other analogous protection relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (ii) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                  (e) In the event the Employer is unable after reasonable effort to secure the Executive's signature on any of the documents referenced in Section 12(d) above, whether because of the Executive's physical or mental incapacity or for any other reason whatsoever, the Executive hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Executive's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by the Executive.

         48.      CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE.

                  Acceptance of this Agreement requires the Executive's separate signature and acceptance of the Confidential Information and Non-Compete Agreement attached to this Agreement as Exhibit A.

         49.      NO ASSIGNMENTS; ASSUMPTION BY SUCCESSOR.

                   This Agreement is personal to the Employer and to the Executive and may not be assigned by either party without the written consent of the other. The Employer will require any successor (whether direct or indirect by purchase, merger, consolation or otherwise) to all or substantially all of the business and/or assets of the Employer to (i) expressly assume and agree to perform this Agreement in the same manner and the same extent the Employer would be required to perform it as if no such succession had taken place; and (ii) notify the Executive of the assumption of this Agreement within ten days of such assumption. Failure of the Employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this agreement. As used in this Agreement, "Employer" shall mean Romac International, Inc. and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise. However, this agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators successors, heirs, and distributees, devisees and legatees.

         50.      NO SET-OFF.

                  Except as contemplated by Section 5(b), the Employer's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right, or action which the Employer may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable, or benefits to be provided, to the Executive under any of the provisions of this Agreement, and, except as expressly provided in Sections 5(c) and 9 hereof (in the case of Section 9, as the same may be modified by clause (iii) of Section 10(d)), such amounts shall not be reduced whether or not the Executive obtains other employment.

         51.      INDEMNIFICATION.

                  The Employer and the Executive acknowledge that the Executive's service as an officer of the Employer exposes the Executive to risks of personal liability arising from, and pertaining to, the Executive's participation in the management of the Employer. The Employer shall defend, indemnify and hold harmless the Executive from any actual cost, loss, damages, attorneys fees, or liability suffered or incurred by the Executive arising out of, or connected to, the Executive's service as an officer of the Employer. The Employer shall not be obligated to indemnify the Executive if the cost, loss, damage, or liability results from the Executive's violation of the Securities Exchange Act of 1934, as amended, the Executive's violation of criminal law, a transaction from which the Executive received an improper personal benefit, the Executive's violation of Section 607.0834 of the Florida Business Corporation Act (or any successor law), or the Executive's willful misconduct or a conscious disregard for the best interests of the Employer. The Employer will not have any obligation to the Executive under this section for any loss suffered if the Executive voluntarily pays, settles, compromises, confesses judgment for, or admits liability with respect to without the approval of the Employer. Within thirty days after the Executive receives notice of any claim or action which may give rise to the application of this section, the Executive shall notify the Employer in writing of the claim or action. The Executive's failure to timely notify the Employer of the claim or action will relieve the Employer from any obligation to the Executive under this section.

         52.      PRIOR EMPLOYMENT AGREEMENTS.

                  The Executive represents that he has not executed any agreement with any previous employer which may impose restrictions on his employment with the Employer.

         53.      TRANSFERABILITY, SUCCESSORS AND ASSIGNS.

                  The rights and benefits of the Employer under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. No rights or obligations of the Executive hereunder shall be transferable or assignable by the Executive to any third party.

         54.      ATTORNEY'S FEES.

                  The prevailing party in any action brought to enforce the provisions of this Agreement shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for attorney's fees and costs incurred by such party in enforcing this Agreement (including fees incurred on any appeal).

         55.      NO ORAL MODIFICATIONS.

                  No modifications or waivers of any provision hereof will be binding or valid unless in writing and executed by both parties.

         56.      WAIVER.

                  Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties in this Agreement are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

         57.      SEVERABILITY.

                  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         58.      GOVERNING LAW AND BINDING EFFECT.

                  This Agreement shall be interpreted and construed in accordance with the laws of Florida.

         59.      CAPTIONS.

                  Captions and section headings used herein are for convenience only, are not of this Agreement, and shall not be used in construing this Agreement.

         60.      COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         61.      NOTICE.

                  Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and sent by hand delivery or by United States Express Mail service to the parties at the following addresses:

                           To the Employer:     120 W. Hyde Park Place
                                                Suite 150
                                                Tampa, Florida 33606
                                                Attn: William L. Sanders
                                                Chief Financial Officer

                           To the Executive:    Lawrence Stanczak
                                                4528 Baracuda Drive
                                                Bradenton, Florida 34208

         62.      ARBITRATION.

                  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Tampa, Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered in the arbitrator's award in any court having jurisdiction. Such arbitration shall occur only after the parties have attempted to resolve the dispute or controversy by mediation under mutually agreeable terms.

         63.      ENTIRE AGREEMENT.

                  This Agreement, and the attached Exhibit A, comprise the entire agreement between the Executive and the Employer. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless it is in writing and is executed by each of the parties.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of March 1, 2000.

                                          ROMAC INTERNATIONAL, INC.



                                          By: /s/ David L. Dunkel
                                              ---------------------------------
                                                  David L. Dunkel
                                                  Chief Executive Officer



                                              /s/ Lawrence Stanczak
                                              ---------------------------------
                                                  Lawrence Stanczak

                                   EXHIBIT A

                            NONCOMPETITION AGREEMENT


         THIS AGREEMENT ("Agreement") dated as of March 1, 2000, is entered into by and between ROMAC INTERNATIONAL, INC., a Florida corporation (the "Employer") and LAWRENCE STANCZAK (the "Executive").


                                   BACKGROUND

         The Employer desires to employ the Executive and the Executive wishes to accept employment upon the terms and conditions set forth in the parties' Employment Agreement (the "Employment Agreement") and this Agreement. The Executive recognizes and agrees that because of his employment with the Employer he has been and will be afforded an opportunity to become known to various customers and potential customers of the Employer and to learn the Employer's business practices. The Executive recognizes that this is a valuable right, is of great personal benefit to him in his career and therefore provides sufficient basis for the restrictive covenants contained in this Agreement. Also, as set forth in the Employment Agreement, the Employer agrees to pay the Executive significant severance pay in consideration for the Executive's agreement not to compete with the Employer. Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:


                                     TERMS

         7. Acknowledgement of Legitimate Business Interest of the Employer. The Executive acknowledges that as a result of his employment with the Employer he has accepted and received trade secrets, valuable confidential business and professional information, substantial relationships with specific prospective or existing clients, contractors, or customers, and goodwill associated with the ongoing business of the Employer, all of which are of particular significance to the Employer and constitute legitimate business interests that the Employer has an interest in protecting. Therefore, the Executive agrees as follows:

                  (a) Confidential Information. Except for proper business purposes, at all times for the period of time commencing as of the date of this Agreement and ending on the second anniversary of the date of termination of the Executive's employment under the Employment Agreement (the "Noncompete Period") the Executive agrees not to disclose or use any confidential information, including without limitation, information regarding research, developments, product designs or specifications, processes, "know-how," prices, suppliers, customers, contractors, clients, costs or any knowledge or information with respect to confidential or trade secrets of the Employer, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. The Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Employer, but held by the Executive, concerning any information relating to the Employer's business, whether confidential or not, are the property of the Employer.

                  (b) Non-Solicitation. At all times during the Noncompete Period, the Executive shall not, directly or indirectly, induce, influence, combine or conspire with, or attempt to induce, any executive, vendor, client, contractor, or supplier of the Employer to terminate their employment, or other relationship, with or compete against the Employer or any present or future affiliates of the Employer in the Executive leasing or placement industry (the "Business").

                  (c) Noncompetition. The Executive agrees that during the Noncompete Period, whether the termination shall be voluntary or involuntary, with or without cause, or for any other reason whatsoever, the Executive shall not, directly or indirectly, as owner, partner, joint venturer, executive, broker, agent, corporate officer, principal, licensor, shareholder (unless as owner of no more than one percent of the issued and outstanding capital stock of such entity if such stock is publicly traded) or in any other capacity whatsoever:
(a) attempt to hire any other executive of the Employer or person on assignment or otherwise encourage or attempt to encourage any other executive of the Employer or person on assignment to leave employment or terminate an assignment with the Employer; or (b) in any manner or at any time, solicit or encourage or discuss with any person, firm, corporation, or any business entity who are customers, clients, contractors, or prospective clients or contractors of the Employer to cease doing business with the Employer and/or other executives of the Employer. In the event the Executive breaches any term contained in this Section, the Executive immediately waives any right or entitlement to the severance payments described in the Employment Agreement (which includes both the Severance Payment referenced in Section 9(c)(ii) of the Employment Agreement as well as any other severance payable pursuant to Section 10(d)(iii) of the Employment Agreement) and will pay to the Employer an amount equal to any portion of the severance payments paid to the Executive prior to the Executive's breach, in addition to any damages the Employer may be able to recover.

                  (d) Exception. Notwithstanding anything to the contrary contained in this Agreement, in the event: (i) the Executive resigns for "Good Reason" (as such term is defined in Section 9(a) of the Employment Agreement) or is terminated without "Cause" (as such term is defined in Section 8 of the Employment Agreement), and (ii) the Executive delivers a written statement to the Company specifically releasing the Company from paying any Severance Payment as contemplated by Section 9(c)(ii) of the Employment Agreement (in a form reasonably acceptable to the Company), then (a) the provisions of Sections 1(b) and 1(c) of this Agreement shall have no force or effect.

         8.       Severability and Specific Performance.

                  (a) If, in any judicial proceedings, a court shall refuse to enforce any of the covenants included in Paragraph 1(a), (b), or (c) above, then such unenforceable covenant shall be amended to relate to such lesser period or geographical area as shall be enforceable. In the event the Employer should bring any legal action or other proceeding against the Executive for enforcement of this Agreement, the calculation of the Noncompete Period, if any, shall not include the period of time commencing with the filing of legal action or other proceeding to enforce this Agreement through the date of final judgment or final resolution including all appeals, if any, of such legal action or other proceeding unless the Employer is receiving the practical benefits of Paragraph 1(a), (b), and (c) above during such time.

                  (b) The Executive hereby acknowledges that the restrictions on his activity as set forth in Paragraphs 1(a), (b), and (c) hereof are required for the Employer's reasonable protection and are a material inducement for the Employer to enter into this Agreement. The Executive hereby agrees that in the event of the violation by him of any such provisions of this Agreement, the Employer will be entitled to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by the Executive or to enjoin the Executive from engaging in any activity in violation of Paragraphs 1(a), (b) or (c).

         9.       Miscellaneous Provisions.

                  (a) Notice: All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if delivered personally, telecopied (if confirmed), or sent by registered or certified mail (return receipt requested) addressed to the intended recipient as set forth below (or at such other address for a party as shall be specified by like notice):

                  If to Executive:
                           Lawrence Stanczak
                           4528 Baracuda Drive
                           Bradenton, Florida 34208

                  If to the Employer:
                           Romac International, Inc.
                           120 West Hyde Park Place
                           Suite 150
                           Tampa, Florida 33606
                           Attn: David L. Dunkel
                                 Chief Executive Officer

                  (b) Entire Agreement, Amendments. Except for the Employment Agreement and other agreements and writings expressly provided for therein, this Agreement contains the entire agreement and understanding of the parties to this Agreement relating to the subject matter of this Agreement, and supersedes any prior and contemporaneous understandings, agreements, or representations of every nature between the parties. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties to this Agreement.

                  (c) Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

                  (d) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of Florida, without regard to the conflict-of-laws provisions thereof.

                  (e) Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it or them enforceable.

                  (f) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  (g) Attorneys' Fees. The prevailing party in any action brought to enforce the provisions of this Agreement shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for attorneys' fees and costs incurred by such party in enforcing this Agreement (including fees incurred on any appeal).

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                          ROMAC INTERNATIONAL, INC.


                                          By: /s/ David L. Dunkel
                                              ---------------------------------
                                                 David L. Dunkel
                                                 Chief Executive Officer


                                              /s/ Lawrence Stanczak
                                              ---------------------------------
                                              Lawrence Stanczak